Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information
(in thousands, except per share amounts)

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of StarTek and Aegis (the "Combined Company"), after giving effect to the Aegis Transactions and adjustments described in the accompanying notes. The Aegis Transactions will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations, Accounting Standards Codification 805 (“ASC 805”), provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including but not limited to, the relative voting rights of the stockholders of the constituent companies in the Combined Company, the existence of a large minority voting interest in the Combined Company if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the Combined Company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Because the Aegis Stockholder will be entitled to designate the majority of the board of directors of the Combined Company and received a majority of the equity securities and voting rights of the Combined Company, Aegis is considered to be the acquirer of StarTek for accounting purposes. This means that Aegis will allocate the purchase price to the fair value of StarTek’s assets acquired and liabilities assumed on the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 reflects the transaction as if it occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 reflect the transaction as if it occurred on January 1, 2017, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Aegis and StarTek and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transactions have been prepared in accordance with the accounting guidance in ASC 805, and reflect the allocation of the preliminary purchase price to the assets acquired and liabilities assumed based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the Combined Company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies, cost savings, or any integration costs that may result from the transaction.

StarTek, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2018

(Dollars in thousands)	StarTek Historical	Aegis Historical (Note 1)	Pro Forma Adjustments (Note 4)		Pro Forma Condensed Combined
ASSETS
Current assets
Cash and cash equivalents	$1,336	$7,645	(7,578)	(a)	$1,403
Restricted cash	—	6,707	—		6,707
Trade accounts receivable, net	51,812	113,088	—		164,900
Prepaid and other current assets	3,394	12,011	—		15,405
Total current assets	$56,542	$139,452	$(7,578)		$188,416
Long Term Assets
Property, plant and equipment, net	$16,265	$23,724	$—		$39,989
Intangible assets, net	2,818	108,936	31,752	(b)	143,506
Goodwill	9,077	153,368	73,285	(c)	235,730
Prepaid expenses and other non-current assets	3,378	25,013	—		28,391
Total assets	$88,080	$450,492	$97,459		$636,031
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$6,387	$17,893	—		$24,280
Accrued expenses	12,396	45,901	—		58,297
Other current liabilities	1,444	22,974	—		24,418
Short term debt	2,395	17,517	—		19,912
Total current liabilities	$22,622	$104,286	$—		$126,908
Long Term Liabilities
Long term debt, net	$29,521	$128,308	—		$157,829
Other non-current liabilities	688	9,331	—		10,019
Deferred tax liabilities, net	—	17,185	—		17,185
Total liabilities	$52,831	$259,110	$—		$311,941
Equity
Total Aegis equity	$—	$143,997	132,708	(d)	$276,705
Total StarTek equity	35,249	—	(35,249)	(d)	—
Non-controlling interest	—	47,386	—		47,386
Total equity	$35,249	$191,382	$97,459	(d)	$324,090
Total liabilities and equity	$88,080	$450,492	$97,459		$636,031

StarTek, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations For the six months ended June 30, 2018

		Aegis
(Dollars in thousands, except per share data)	Historical StarTek	Historical (Note 1)	Pro Forma Acquisition Adjustments (Note 2)		Pro Forma	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined
Revenue	$128,831	$222,293	$—		$222,293	$—		$351,124
Warrant contra revenue	(2,500)	—	—		—	—		(2,500)
Net revenue	126,331	222,293	—		222,293	—		348,624
Cost of services	115,646	189,629	—		189,629	1,383	(a)	306,658
Gross profit	10,685	32,664	—		32,664	(1,383)		41,966
Selling, general and administrative expenses	15,549	27,839	—		27,839	—		43,388
Transaction related fees	2,907	4,282	(4,282)	(d)	—	(2,907)	(b)	—
Impairment losses and restructuring charges, net	4,965	—	—		—	—		4,965
Operating income (loss)	(12,736)	543	4,282		4,825	1,524		(6,387)
Interest and other (expense), net	(830)	(13,824)	—		(13,824)	—		(14,654)
Income (loss) before income taxes	(13,566)	(13,281)	4,282		(8,999)	1,524		(21,041)
Income tax expense (benefit)	165	359	1,366	(c)	1,725	—	(c)	1,890
Net income (loss)	(13,731)	(13,640)	2,916		(10,724)	1,524		(22,931)
Non-controlling interest	—	1,038	—		1,038	—		1,038
Net income (loss) attributable to shareholders	$(13,731)	$(14,678)	$2,916		$(11,762)	$1,524		$(23,969)
Net income (loss) per share attributable to StarTek shareholders:
Basic	$(0.85)							$(0.65)
Diluted	$(0.85)							$(0.65)
Shares used in computing net income (loss) per share:
Basic	16,204					20,767	(d)	36,971
Diluted	16,204					20,767	(d)	36,971

StarTek, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations For the year ended December 31, 2017

		Aegis
(Dollars in thousands, except per share data)	Historical StarTek	Successor Historical	Predecessor Historical	Pro Forma Acquisition Adjustments (Note 2)		Successor Pro Forma	Pro Forma Adjustments (Note 5)		Pro Forma Condensed Combined
Revenue	$292,604	$57,570	$419,010	$—		$476,580	$—		$769,184
Cost of services	260,242	49,590	359,410	4,923	(b)	413,923	2,546	(a)	676,711
Gross profit	32,362	7,980	59,600	(4,923)		62,657	(2,546)		92,473
Selling, general and administrative expenses	32,584	7,240	36,060	(3,710)	(d)	39,590	—		72,174
Impairment losses and restructuring charges, net	520	—	—	—		—	—		520
Operating income (loss)	(742)	740	23,540	(1,213)		23,067	(2,546)		19,779
Interest and other income (expense), net	(970)	670	(4,500)	(7,412)	(a)	(11,242)	—		(12,212)
Income (loss) before income taxes	(1,712)	1,410	19,040	(8,625)		11,825	(2,546)		7,567
Income tax expense (benefit)	(436)	1,070	6,020	(2,751)	(c)	4,339	—	(c)	3,903
Net income (loss)	(1,276)	340	13,020	(5,874)		7,486	(2,546)		3,664
Non-controlling interest	—	1,010	3,930	—		4,940	—		4,940
Net income (loss) attributable to shareholders	$(1,276)	$(670)	$9,090	$(5,874)		$2,546	$(2,546)		$(1,276)
Net income (loss) per share attributable to StarTek shareholders:
Basic	$(0.08)								$(0.03)
Diluted	$(0.08)								$(0.03)
Shares used in computing net income (loss) per share:
Basic	15,966						20,767	(d)	36,733
Diluted	15,966						20,767	(d)	36,733

1. Basis of presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Aegis Transactions or the ESM Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates. They have been prepared to illustrate the estimated effect of the Aegis Transactions, the ESM Acquisition, and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the closing date of the Aegis Transactions, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

StarTek’s historical results are derived from StarTek’s audited consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2017, unaudited condensed consolidated balance sheet as of June 30, 2018 and unaudited condensed consolidated statement of operations and comprehensive income (loss) for the six months ended June 30, 2018 under US GAAP.

Aegis' fiscal year end is March 31. For purposes of these unaudited pro forma condensed combined financial statements, Aegis prepared an unaudited pro forma balance sheet as of June 30, 2018 and an unaudited pro forma statement of income for the six months ended June 30, 2018 under US GAAP. In addition, Aegis prepared an unaudited pro forma statement of income for the twelve months ended December 31, 2017. This pro forma statement was derived from Aegis' unaudited consolidated financial statements for the nine months ended December 31, 2017 and the audited consolidated financial statements of ESM Holdings Limited (Predecessor) (“ESM”) for the fiscal year ended March 31, 2017.

Description of the Transactions

On March 14, 2018 we entered into the Aegis Transaction Agreement with Aegis, and the Aegis Stockholder pursuant to which we, Aegis and the Aegis Stockholder agreed to, among other things: (1) the sale of all of the issued and outstanding shares of the capital stock of Aegis by the Aegis Stockholder to us; (2) the issuance of 20,600,000 shares, as may be adjusted for stock splits, consolidation and other similar corporate events, of our common stock in consideration of such sale; (3) the amendment of our Restated Certificate of Incorporation, as amended from time to time, in order to effect such issuance; and (4) in addition to the transactions set forth above, the purchase at the closing of 833,333 additional shares of our common stock by the Aegis Stockholder, for $10 million at a price of $12 per share. The number of shares of our common stock issued in the Aegis Transactions and the amount of the additional payment are subject to adjustment as set forth in the Transaction Agreement, including based on the relative net debt of the parties as of the closing.

Subsequently, on July 3, 2018, the Company entered into an Amendment to the Transaction Agreement with Aegis and the Aegis Stockholder. Pursuant to the Amendment, the amount of newly issued shares of the Company’s common stock the Aegis Stockholder will purchase has been reduced from 833,333 to 166,667 and the amount of the total cash payment to the Company for such additional shares has been reduced from $10,000,000 to $2,000,000. The price per share of this purchase will remain $12.00 and the amount of the additional payment remains subject to adjustment as set for in the amended Transaction Agreement.

On November 22, 2017, the Aegis Stockholder acquired ESM, the holding company of the Aegis group from AGC Holdings Limited, a wholly owned portfolio company of Essar Global Limited.

2. Aegis purchase accounting adjustments

The ESM Acquisition closed on November 22, 2017. Therefore, for purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, the following adjustments are made to give effect to the acquisition as if it occurred on January 1, 2017.

(a) To adjust historical interest expense as follows:

(Dollars in thousands)
Description	Principal	Contractual Interest Rate	Note	Year ended December 31, 2017
Incremental Senior Note	$140,000	5.83%	(i)	$8,162
Amortization of capitalized debt issuance costs			(ii)	1,380
Less historical interest expense			(iii)	(2,130)
Pro forma adjustment to interest expense				$7,412

(i)
Borrowings under the agreement will bear interest at a rate per annum equal to the aggregate of the applicable margin and LIBOR. The margin added to LIBOR or the base rate will depend on Aegis' leverage ratio from time to time. Interest expense was calculated using the leverage ratio and margin rates which was 4.5%. The LIBOR rate used was 1.33%, which is the one month LIBOR rate as of November 22, 2017.

(ii)	Debt issuance costs resulting from the new facility were amortized to interest expense on a straight line basis.

(iii)
Elimination of historical interest expense represents interest accrued from January 1, 2017 through December 31, 2017 on debt that was extinguished in the transaction, as well as interest expense accrued on the incremental senior note for the period November 22, 2017 to December 31, 2017.

(b) The newly acquired intangible assets which consist of customer relationships and brand will be amortized on a straight line basis over their expected useful lives. Pro forma amortization expense includes amortization expense for newly identified intangible assets less the amortization expense on ESM's historical intangible assets.

(Dollars in thousands)
Description	Estimated Fair Value	Useful life	Year ended December 31, 2017
Amortization expense for customer relationship	$52,600	13.5 years	$3,459
Amortization expense for brand	49,500	13.5 years	3,667
Less historical amortization			(2,203)
Pro forma adjustment to amortization expense			$4,923

(c) To record income tax impact of the pro forma adjustments and historical ESM income utilizing a statutory tax rate of 31.9% percent.

(Dollars in thousands)
Description	Six months ended June 30, 2018	Year ended December 31, 2017
Pro forma change in income (loss) before income tax	$4,282	$(8,625)
Statutory tax rate	31.9%	31.9%
Pro forma adjustment to income tax expense (benefit)	$1,366	$(2,751)

(d) Represents the elimination of non-recurring transaction costs incurred during the six months ended June 30, 2018 and the year ended December 31, 2017 of $4.28 million and $3.71 million, respectively, directly related to the acquisition of ESM.

3. StarTek preliminary purchase price allocation

Because the Aegis Transactions are considered a reverse merger for accounting purposes, the fair value of the purchase consideration is calculated based on StarTek's stock price as it is considered to be more reliably determinable than the fair value of Aegis' private stock. Consideration is calculated based on the StarTek's closing stock price on July 20, 2018, the date the transaction closed.

Consideration for the transaction was calculated as follows:

Calculation of consideration (dollars in thousands except share prices)		Amount
Share consideration:
Shares of StarTek	20,600
Share price of StarTek on July 20, 2018	$6.81
		$140,286

Cash Consideration:
Shares of StarTek	167
Price per share per Transaction agreement	$12.00
		$2,000
Fair value of consideration transferred		$142,286

The purchase price as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based on their preliminary estimated fair values. The fair value assessments are preliminary and are based upon available information and certain assumptions which the Company believes are reasonable. Actual results may differ materially from the unaudited pro forma condensed combined financial statements.

(Dollars in thousands)
Description	Note	Amount
Current assets	(a)	$58,542
Property, plant and equipment, net	(b)	16,265
Identifiable intangible assets	(c)	34,570
Goodwill	(d)	82,362
Other non-current assets	(e)	3,378
Current liabilities	(e)	(22,622)
Non-current liabilities	(e)	(30,209)
Preliminary purchase price		$142,286

(a) Reflects an increase of $2 million to cash and cash equivalents for the issuance of 166,667 shares at $12 per share.
(b) Preliminary fair value assessments are still in process, however, based on the information received to date, management does not believe the fair value will be materially different from the historical carrying value, therefore, the historical carrying value has been used in the preliminary purchase price allocation.
(c) Preliminary fair value adjustments were identified related to customer relationships, trademarks, favorable lease terms, developed technology, and non-compete agreements. Preliminary adjustments are under review and are subject to change.
(d) Goodwill is the remainder of the fair value of the consideration after all identifiable assets and liabilities have been adjusted.
(e) No changes were identified as a result of the preliminary fair value assessment performed.

4. Adjustments to the unaudited pro forma condensed combined balance sheet

(a) Sources and uses of funds relating to the Transactions:

(Dollars in thousands)
Description	Note	Amount
Source:
Cash consideration paid to the Company	(i)	$2,000

Use:
Cash paid for transaction costs	(ii)	(9,578)
Pro forma adjustment to cash and cash equivalents		$(7,578)

(i)	Upon closing, StarTek will issue 166,667 shares at $12 per share, resulting in a $2 million payment from the Aegis Shareholder to the Company.

(ii)	Estimate of transaction costs expected to be paid following the closing date.

(b) Adjustments to identifiable intangible assets based on the preliminary fair value assessment:

(Dollars in thousands)
Description	Amount
Fair value of customer relationships	$18,060
Fair value of trademarks	14,410
Fair value of favorable lease terms	1,370
Fair value of developed technology and non-compete agreements	730
Less StarTek's historical intangible assets, net	(2,818)
Pro forma adjustment to intangible assets, net	$31,752

(c) Adjustments to goodwill based on the preliminary purchase price allocation:

(Dollars in thousands)
Description	Amount
Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed	$82,362
Less StarTek's historical goodwill	(9,077)
Pro forma adjustment to goodwill	$73,285

(d) Adjustments to StarTek's historical equity as follows:

(Dollars in thousands)
Description	Amount
Fair value of consideration transferred	$142,286
Less StarTek's historical equity	(35,249)
Transaction costs	(9,578)
Pro forma adjustment to total StarTek and Aegis equity	$97,459

5. Adjustments to the unaudited pro forma condensed combined statements of operations

(a) The newly acquired intangible assets consisting of customer relationships, trademarks, developed technology, non-compete agreements, and favorable lease terms will be amortized on a straight line basis over their expected useful lives, outlined below. The fair value assessment is preliminary and any changes to the preliminary values will have a direct impact on future earnings via amortization expense.

(Dollars in thousands)
Description	Estimated Fair Value	Estimated Useful life	Six months ended June 30, 2018	Year ended December 31, 2017
Amortization expense for customer relationships	$18,060	8 years	$1,129	$2,258
Amortization expense for trademarks	14,410	15 years	480	961
Amortization expense for developed technology and non-compete agreements	730	1-5 years	181	362
Amortization expenses for favorable lease terms	1,370	13 years	53	105
Less historical amortization			(460)	(1,140)
Pro forma adjustment to amortization expense			$1,383	$2,546

(b) Represents the elimination of non-recurring transaction costs incurred by StarTek during the six months ended June 30, 2018 of $2.9 million directly related to the Aegis Transactions.

(c) To record income tax impact of the proforma adjustments 5(a) and 5(b) above.

(Dollars in thousands)
Description	Six months ended June 30, 2018	Year ended December 31, 2017
Pro forma change in income (loss) before income tax	$1,524	$(2,546)
Statutory tax rate	21%	35%
Impact to income tax expense (benefit)	320	(891)
Impact to valuation allowance	(320)	891
Pro forma adjustment to income tax expense (benefit)	$—	$—

(d) The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of StarTek. The pro forma basic and diluted weighted average shares outstanding are a combination of historical weighted average StarTek shares and the share impact related to the Aegis Transactions as follows:

(Shares in thousands)	Six months ended June 30, 2018	Year ended December 31, 2017
Historical weighted average number of common shares outstanding
Basic	16,204	15,966
Diluted	16,204	15,966
Impact of the Aegis Transactions on the weighted average number of common shares outstanding	20,767	20,767
Pro forma weighted average number of common shares outstanding
Basic	36,971	36,733
Diluted	36,971	36,733